SUBJECT TO REVISION
COMPUTATIONAL MATERIALS

Preliminary Collateral Summary

February 23, 2004

[$877,500,000] (+/- 10%)

(Approximate)

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES 2004-HE2

CLASSES A1, A2, A2A, A3, M1, M2, M3, M4, M5 & M6

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES 2004-HE2

Issuer

ASSET BACKED SECURITIES CORPORATION

Depositor

DLJ MORTGAGE CAPITAL, INC.

Seller

Originator

HomEq Servicing Corporation

Servicer

**Subject to Revision**

DISCLAIMER

This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise).

This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith.  It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above.  A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance.  Opinions and estimates may be changed without notice.  The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness.  This material does not purport to contain all of the information that an interested party may desire.  In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them.  Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors.

CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof.  Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved.  The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer.  Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.

MORTGAGE LOANS

The Mortgage Loans consist of first lien 2/28 and 3/27 adjustable rate loans, first lien and second lien fixed rate closed-end home equity loans.  The 2/28 and 3/27 adjustable rate loans are subject to semi-annual interest rate adjustments after an initial twenty-four or thirty-six month period, respectively.  The obligations of the Borrower under each mortgage are secured by the related property.

The information concerning the Mortgage Loans presented below is based on a statistical pool of loans originated through January 2004.  The final pool will be approximately $900,000,000 (+/-10%).

ABSC 2004-HE2

Characteristics	Total Collateral	Total ARM Summary	Total Fixed Summary	Group I (Conforming) Summary	Group II (Conforming) Summary	Group III (Non-Conforming) Summary

Balance	$905,751,473	$676,238,710	$229,512,763	$357,623,116	$332,357,523	$215,770,835
Number of Loans	5,348	3,668	1,680	2,278	2,127	943
Average Current Balance	$169,363	$184,362	$136,615	$156,990	$156,256	$228,813
Interest Only Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Fixed Rate Loans	25.34%	0.00%	100.00%	26.97%	26.89%	20.26%
Adjustable Rate Loans	74.66%	100.00%	0.00%	73.03%	73.11%	79.74%
W.A. Coupon	7.059%	7.021%	7.170%	7.125%	7.093%	6.897%
W.A. Margin	5.614%	5.614%	0.000%	5.621%	5.626%	5.586%
W.A. Original LTV	80.65%	81.58%	77.89%	81.47%	81.28%	78.29%
W.A. Original Term	354	360	335	354	354	353
W.A. Remaining Term	351	358	332	351	351	351
W.A. FICO	612	606	631	609	609	622
Owner Occupied	93.80%	94.18%	92.67%	93.42%	92.93%	95.76%
First Lien Percentage	98.81%	100.00%	95.29%	100.00%	100.00%	94.99%
Second Lien Percentage	1.19%	0.00%	4.71%	0.00%	0.00%	5.01%
Top 5 States	CA(36%) NY(8%) FL(7%) IL(4%) TX(4%)	CA(38%) NY(7%) FL(5%) IL(4%) MA(4%)	CA(31%) NY(13%) FL(10%) TX(7%) HI(3%)	CA(31%) NY(8%) FL(7%) MA(4%) TX(4%)	CA(31%) NY(9%) FL(7%) MI(4%) IL(4%)	CA(52%) NY(7%) FL(4%) TX(3%) WA(3%)
Conforming by Balance	83.89%	82.97%	86.58%	100.00%	100.00%	32.35%
Non-Conforming by Balance	16.11%	17.03%	13.42%	0.00%	0.00%	67.65%